Exhibit 10.1
THIS INSTRUMENT AND THE INDEBTEDNESS, RIGHTS AND OBLIGATIONS EVIDENCED HEREBY AND ANY LIENS OR OTHER SECURITY INTERESTS SECURING SUCH RIGHTS AND OBLIGATIONS ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT (AS AMENDED, RESTATED, SUPPLEMENTED OR MODIFIED FROM TIME TO TIME, THE “SUBORDINATION AGREEMENT”) DATED AS OF SEPTEMBER 2, 2009, BY AND AMONG THE SUBORDINATED CREDITORS IDENTIFIED THEREIN AND GENERAL ELECTRIC CAPITAL CORPORATION (“GECC”) IN ITS CAPACITY AS AGENT FOR CERTAIN LENDERS (TOGETHER WITH ITS SUCCESSORS AND ASSIGNS, “SENIOR CREDITOR AGENT”), TO CERTAIN INDEBTEDNESS, RIGHTS, AND OBLIGATIONS OF PEPLIN LIMITED (ACN 090 819 275), PEPLIN, INC. AND THE GUARANTORS PARTY THERETO, TO SENIOR CREDITOR AGENT AND SENIOR CREDITOR (AS DEFINED THEREIN) AND LIENS AND SECURITY INTERESTS OF SENIOR CREDITOR AGENT SECURING THE SAME ALL AS DESCRIBED IN THE SUBORDINATION AGREEMENT; AND EACH HOLDER AND TRANSFEREE OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.
LOAN AGREEMENT
     This Loan Agreement (this “Agreement”) is made and entered into as of September 2, 2009 (the “Effective Date”), by and between Peplin, Inc., a Delaware corporation (“Borrower”), and Leo Pharma A/S (“Lender”).
RECITALS
     WHEREAS, concurrently with the execution of this Agreement, Lender, a wholly owned subsidiary of Lender (“Merger Sub”) and Borrower have entered into an Agreement and Plan of Merger (the “Merger Agreement”) whereby Borrower will acquire Lender pursuant to the merger (the “Merger”) of Merger Sub with and into Borrower according to the terms set forth therein.
     WHEREAS, as a material inducement to enter into the Merger Agreement, Borrower desires Lender to make available, and Lender is willing to make available, a revolving credit facility to Borrower of up to an aggregate principal amount of $24,000,000 (the “Aggregate Amount”).
     NOW, THEREFORE, the parties agree as follows:
     1. DEFINITIONS
          1.1 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
               “Advance” means advances made from time to time to Borrower pursuant to this Agreement.

               “Acquisition” means any of the following transactions (other than the Merger): (a) any acquisition or purchase by any person of more than a 40% interest in the total outstanding voting securities of Borrower or consummation of any tender offer or exchange offer that results in any person or group beneficially owning securities representing 40% or more of the total outstanding voting power of Borrower, or any merger, consolidation, business combination, share exchange or similar transaction involving Borrower pursuant to which the Borrower’s stockholders immediately preceding such transaction hold securities representing less than 60% of the total outstanding voting power of the surviving or resulting entity of such transaction (or parent entity of such surviving or resulting entity); or (b) any sale, exchange, transfer, exclusive license, or disposition of any business or businesses or assets that constitute or account representing 40% or more of the aggregate fair market value of the consolidated assets of Borrower and its subsidiaries taken as a whole..
               “Applicable Margin” means 200 basis points; provided that from and after the Termination Date the Applicable Margin shall be 900 basis points.
               “Business Day” means a weekday on which commercial banks are open for business in San Francisco, California.
               “Consummation Date” means the effective date of the Merger pursuant to the terms of the Merger Agreement.
               “Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
               “Default” or “default” means any of the events specified in Section 6.1, whether or not any requirement in such Section for the giving of notice or the lapse of time or the happening of any further condition, event or act shall have been satisfied.
               “Default Rate” means the rate of interest per annum specified in the Note to be payable when a Default has occurred and is continuing.
               “GECC Facility” means the Loan Agreement, dated as of December 28, 2007, among Borrower, the guarantors party thereto, General Electric Capital Corporation as agent for the lenders party thereto, General Electric Capital Corporation as security trustee and General Electric Capital Corporation and Oxford Finance Corporation as lenders, as such agreement may be amended, supplemented or otherwise modified from time to time.
               “Lender Expenses” means all expenses (including, without limitation, audit fees and expenses and attorney’s fees and costs) incurred by Lender in connection with (i) the enforcement of any of its rights or remedies (including, without limitation, the assertion or protection of such rights or remedies in connection with advancing or protecting its interests or position in any proceeding of Borrower or any of its Subsidiaries under any Debtor Relief Laws, such as, by way of example, a motion for relief from the automatic stay and/or adequate protection) under any of the Loan Documents, or (ii) from and after the Termination Date, the negotiation or documentation of any amendments, modification, restatement, consent or waiver of any provision of the Loan Documents.
               “Loan” means an Advance under this Agreement.
               “Loan Documents” means this Agreement, the Notes and the Advance Requests.
               “Maturity Date” means that date which is the earlier to occur of: (a) April 1, 2011; (b) the date that is seven (7) days after the Consummation Date, (c) the date that is seven (7) days after the consummation of an Acquisition, and (d) the date that is six (6) months after the termination of the GECC Facility.
               “Maximum Permissible Advance Amount” means, as of the date of any Advance Request, (1) sum of (A) the expenditures set forth in the line titled “Net Cash Flow” in the Operating Budget for the calendar month in which such Advance Request shall be delivered to Lender plus (B) the out of pocket costs and expenses of Borrower relating to the Merger, and the other actions contemplated by the Merger Agreement, incurred in such calendar month, minus (2) the amount (if any) borrowed hereunder by Borrower pursuant to any Advance Request previously delivered in such calendar month.
               “Obligations” means all obligations and liabilities of Borrower to Lender in connection with the Loans and the Loan Documents, including, without limitation, amounts owed or to be owed under the terms of the Loan Documents, or arising out of the transactions described therein, including, without limitation, the Loans, together with all interest accruing thereon (including any interest accrued after the commencement of any proceedings of Borrower or any of its Subsidiaries under Debtor Relief Laws), and any Lender Expenses.
               “Operating Budget” means the operating budget consisting of the projected cash flow position of Borrower and its Subsidiaries attached hereto as Exhibit A.
               “Program Budget” means, with respect to any existing clinical study, the program budget for such study, as approved by the Company Board and disclosed to Lender prior to the date hereof.
               “Termination Date” means the effective date of any termination of the Merger Agreement.
          1.2 Capitalized terms used herein and not otherwise defined shall have the meanings set forth therefor in the Merger Agreement.

     2. LOAN FACILITY
          2.1 Commitment; Availability Period. Subject to the terms of this Agreement, the Lender hereby agrees and commits to make Advances to Borrower as set forth in Section 2.2 from the Effective Date until the earlier of (a) the Consummation Date and (b) the Termination Date.
          2.2 Advances. Lender shall make each Advance to Borrower pursuant to the wire instructions set forth on Exhibit A no later than two Business Days following the date of each Advance Request (as defined below) pursuant to Section 2.3; provided, that, (a) no more than one Advance shall be made in any 15-day period, (b) in no event shall the principal amount of any one Advance exceed the lesser of (i) $2.0 million and (ii) the Maximum Permissible Advance Amount, and (c) in no event shall the aggregate principal amount of all outstanding Advances exceed the Aggregate Amount.
          2.3 Advance Requests. To obtain an Advance, Borrower shall submit a borrowing request (the “Advance Request”) to Lender by facsimile as set forth in Section 5.3.
          2.4 Promissory Note. Each Advance shall be evidenced by the unsecured promissory note, in the form attached hereto as Exhibit B, dated the date of this Agreement from Borrower to Lender (as amended, modified, supplemented, restated or renewed from time to time, the “Note”) and shall be repayable in accordance with the terms of the Note and this Agreement.
          2.5 Interest; Repayment of Advances.
               (a) Each Advance shall accrue interest on the outstanding principal balance of such Advance at a rate per annum equal to the sum of (i) applicable one-month London Inter-Bank Offering Rate (LIBOR) for the U.S. dollar as reported in The Wall Street Journal on the date of the applicable Advance Request plus (ii) the Applicable Margin, from the date of such Advance until such Advance has been paid in full; provided that from and after an Event of Default interest shall accrue at the Default Rate.
               (b) Each Advance shall mature, and the principal amount thereof and all interest and other amounts payable under the Loan Documents shall be due and payable, on the Maturity Date.
               (c) Borrower unconditionally promises to make the required payment of principal of and interest on the Loans in lawful money of the United States by wire transfer in immediately available funds to an account designated in writing by Lender on or before the Maturity Date or any interest payment date.
          2.6 Overdue Amounts. Any payments required pursuant to any Loan Document not made as and when due shall bear interest from the date due until paid to Lender at the Default Rate, in Lender’s sole discretion.
          2.7 Calculation of Interest. All interest under the Notes or hereunder shall be calculated on the basis of a 365-day year for the actual days during which such amounts are outstanding.

          2.8 Term. This Agreement shall be effective as of the Effective Date and shall continue in full force and effect so long as any Obligation is outstanding. Notwithstanding the foregoing, Lender shall have the right to terminate this Agreement immediately upon the occurrence of a Default.
     3. CONDITIONS TO ADVANCES
          3.1 Condition to Initial Advance. Lender’s shall not be obligated to make the initial Advance until Borrower shall have provided to Lender evidence that the aggregate amount of cash and cash equivalents and short term investments of Borrower and its Subsidiaries is less than $3.0 million (which may be evidenced by a certification from the Chief Financial Officer of Borrower).
          3.2 Conditions to all Advances. Lender’s obligations to make each Advance, including the initial Advance, is subject to the following:
               (a) timely receipt of an Advance Request;
               (b) the representations and warranties in Section 4 below shall be true and accurate in all material respects on the date of the Advance Request; and
               (c) no Default or Event of Default shall have occurred and be continuing or shall result from such Advance.
     4. REPRESENTATIONS AND WARRANTIES
          Borrower represents and warrants as follows:
          4.1 Existence, Qualification and Power. Borrower (a) is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license.
          4.2 Authorization; No Contravention. The execution, delivery and performance by Borrower of each Loan Document have been duly authorized by all necessary corporate action, and do not and will not (a) contravene the terms of any of Borrower’s certificate of incorporation or by-laws; (b) conflict with or result in any breach or contravention of, or the creation of any Encumbrance under, or require any payment to be made under any Company Contract or (ii) any Order to which Borrower or its property is subject; or (c) violate any Legal Requirement.
          4.3 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Body or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, Borrower of any Loan Document, other than any filings and actions required in connection with the judicial enforcement of this Agreement.
          4.4 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly authorized, executed and delivered by Borrower that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as enforceability may be limited by Debtor Relief Laws or by general equitable principles (whether enforcement is sought by proceedings in law or in equity).
          4.5 Margin Regulations; Investment Company Act.
               (a) Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. None of the proceeds of any Advance is being used, directly or indirectly for the purpose of purchasing or carrying margin stock.
               (b) Borrower is not, and is not required to be registered as, an “investment company” under the Investment Company Act of 1940.
          4.6 Use of Proceeds. The proceeds of each Advance shall not be used for personal, family or household purposes and shall be used solely as permitted under Section 5.4.
     5. COVENANTS
     So long as Lender has any commitment to make Advances hereunder, or any Advance or other Obligation hereunder shall remain unpaid or unsatisfied (other than solely indemnification obligations), Borrower shall:
          5.1 Financial Statements and Information. From and after the Termination Date, deliver to Lender the same financial statements, compliance certificates and other information as Borrower is required to deliver to the agent and the lenders under the GECC Facility (as in effect on the date hereof), such financial statements to be and information to be delivered within the same time frames as set forth in the GECC Facility and irrespective of whether the GECC Facility remains in effect at such time.
          5.2 Notices. Promptly notify Lender:
               (a) of the occurrence of any Default; and
               (b) from and after the Termination Date, of any matter that has resulted or would reasonably be expected to result in a Material Adverse Effect (as defined in the GECC Facility as in effect on the date hereof).

          5.3 Inspection Rights. From and after the Termination Date, permit representatives and independent contractors of Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at reasonable times during normal business hours; provided, however, that upon and during the continuation of an Event of Default, Lender shall be afforded such access at any time it so requests.
          5.4 Use of Proceeds. Use any proceeds of Advances solely to fund expenses and liabilities as set forth in the Operating Budget and any existing clinical study as set forth in applicable Program Budget.
          5.5 GECC Facility Covenants. From and after the Termination Date, comply with each and every covenant set forth in Sections 6 and 7 of the GECC Facility (as in effect on the date hereof). For the avoidance of doubt, the covenants set forth in Sections 6 and 7 (other than Sections 6.6, 6.8, 7.10 and 7.11) are hereby incorporated by reference mutatis mutandis such that such covenants shall apply for the benefit of Lender from and after the Termination Date and shall continue to be binding on the Company irrespective of whether the GECC Facility has been terminated, amended, supplemented or otherwise modified after the date hereof.
     6. DEFAULT
          6.1 Events of Default. Each of the following shall constitute an “Event of Default”:
               (a) Borrower shall fail to pay any principal of, and interest on any Loan at the Maturity Date;
               (b) Borrower fails to perform any obligation in Sections 5.1, 5.2 or 5.4 or, from and after the Termination Date violates any covenant set forth in Section 6 of the GECC Facility and incorporated herein by virtue of Section 5.5; or
               (c) From and after the Termination Date, Borrower breaches any of its other obligations under any of the Loan Documents and fails to cure such breach within 30 days after the earlier of (i) the date on which an officer of Borrower becomes aware, or through the exercise of reasonable diligence should have become aware, of such failure and (ii) the date on which notice shall have been given to Borrower from Lender;
               (d) Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of Borrower in any Loan Document shall be incorrect or misleading in any material respect when made or deemed made;
               (e) From and after the Termination Date, any “Event of Default” under and as defined in the GECC Facility occurs.

               (f) Any provision other than an immaterial provision of any Loan Document shall fail to be valid and binding on, or enforceable against, Borrower or (ii) Borrower shall state in writing that any of the events described in clause (i) above shall have occurred;
               (g) (i) from and after the Termination Date, Borrower or any of its Subsidiaries fails to make (after any applicable grace period) any payment when due (whether due because of scheduled maturity, required prepayment provisions, acceleration, demand or otherwise) on any Material Indebtedness (as defined in the GECC Facility as in effect on the date hereof), or (ii) any such Material Indebtedness or the Indebtedness under the GECC Facility shall become or be declared to be due and payable, or be required to be prepaid, redeemed, defeased or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof, or (iii) from and after the Termination Date, Borrower or any of its Subsidiaries defaults under any obligation for payments due under any lease agreement in excess of $100,000;
               (h) From and after the Termination Date, one or more money judgments, orders or decrees shall be rendered against Borrower or any of its Subsidiaries that exceeds by more than $100,000 any insurance coverage applicable thereto (to the extent the relevant insurer has been notified of such claim and has not denied coverage therefor) and either (i) enforcement proceedings shall have been entered or filed against Borrower or such Subsidiary by any creditor upon any such judgment, order or decree or (ii) such judgment, order or decree shall not have been vacated or discharged for a period of 10 consecutive days and there shall not be in effect (by reason of a pending appeal or otherwise) any stay of enforcement thereof;
               (i) Borrower shall voluntarily dissolve, liquidate or terminate operations or apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, intervenor, liquidator or similar official or of a substantial part of its assets, admit in writing its inability, or be generally unable, to pay its debts as the debts become due, make a general assignment for the benefit of its creditors, commence a voluntary case under, or file a petition seeking to take advantage of, any Debtor Relief Laws, fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under any Debtor Relief Laws, or take any corporate action for the purpose of effecting any of the foregoing; and
               (j) An involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of Borrower or its debts, or of a substantial part of its assets, under any Debtor Relief Laws, or (ii) the appointment of a receiver, custodian, trustee, intervenor, liquidator or similar official for Borrower or for a substantial part of its assets, and, in any such case, such proceeding or petition shall not have been dismissed within sixty days of the commencement or filing, as the case may be, thereof; or an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving or ordering any of the foregoing actions.

          6.2 Remedies.
               (a) If any Event of Default shall occur and be continuing, Lender shall have no further obligation to make Advances to Borrower and may, at its option, declare any or all Obligations to be immediately due and payable, bring suit against Borrower to collect the Obligations, exercise any remedy available to Lender hereunder at law or in equity and take any action or exercise any remedy provided herein or in any other Loan Document or under applicable law or in equity; provided that if any Event of Default described in Section 6.1(k) or 6.1(l) occurs, all Obligations shall become immediately due and payable without any further action or notice by Lender. For purposes of this Agreement, an Event of Default is “continuing” if it has not been waived.
               (b) No remedy shall be exclusive of other remedies or impair the right of Lender to exercise any other remedies.
               (c) Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Lender on which Borrower is liable..
     7. REPAYMENT; PREPAYMENT
          7.1 Application of Payments. Any payments made by Borrower pursuant to this Agreement shall be applied as follows: first, to the costs and expenses, including reasonable attorneys’ fees and expenses, incurred by Lender in connection with the exercise of Lender’s rights and remedies hereunder; secondly, to the interest due upon any of the Obligations; and thirdly, to the principal amount of the Obligations.
          7.2 Prepayment. Borrower may prepay, without penalty, in whole or in part, the unpaid balance of this Note at any time prior to the Maturity Date. Any amounts so prepaid may not be reborrowed.
     8. MISCELLANEOUS
          8.1 No Waiver, Remedies Cumulative. No failure on the part of Lender or Borrower to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and are in addition to any other remedies provided by law, in equity, any Loan Document or otherwise. No waiver hereunder shall be effective unless signed by Lender and then is only effective for the specific instance and purpose for which it is given.
          8.2 Survival of Agreement. All covenants, agreements, representations and warranties made by Borrower herein and in any other Loan Document shall survive the making of the Loans hereunder and the execution and delivery of the Notes, regardless of any investigation made by Lender or on its behalf, and shall continue in full force and effect so long as any Obligation is outstanding, and there exists any commitment to lend by Lender to Borrower.

          8.3 Notices. Any notice or other communication required or permitted to be given under this Agreement will be in writing, will be delivered personally or by facsimile or by mail or express delivery, postage prepaid, and will be deemed given upon actual delivery or, if mailed by registered or certified mail, on the third Business Day following deposit in the mails, addressed as follows:
(a)	If to Parent:

Leo Pharma A/S Industriparken 55 DK – 2750 Ballerup Denmark Attention: Fax:

with a copy to:

Cooley Godward Kronish LLP Five Palo Alto Square 3000 El Camino Real Palo Alto, CA 94306 Attention: Glen Y. Sato Fax: (650) 849-7400

(b)	If to Company:

Peplin, Inc. 6475 Christie Avenue, Suite 300 Emeryville, California 94608 Attention: Chief Executive Officer and Chief Financial Officer Fax: (510) 653-9704

with a copy to:

Fenwick & West LLP 555 California Street, 12th Floor San Francisco, CA 94104 Attention: Douglas N. Cogen David K. Michaels

Fax: (415) 281-1350
          8.4 Expenses; Indemnification. Borrower shall, upon demand, pay to the Lender the amount of any and all Lender Expenses.
          8.5 Governing Law. This Agreement and the Loan Documents shall be deemed contracts made under the laws of the State of California and shall be governed by and construed in accordance with the laws of said state (excluding its conflict of laws provisions if such provisions would require application of the laws of another jurisdiction).

          8.6 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of Borrower and Lender, and their respective successors and assigns; provided that no party may assign their rights under this Agreement or any other Loan Document without the express written consent of the other, and any such assignment made without such consent will be void.
          8.7 Amendment. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of Lender and Borrower.
          8.8 Entire Agreement. This Agreement and the other Loan Documents (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) are not intended to confer upon any other person any rights or remedies hereunder.
          8.9 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.
          8.10 Waiver Of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF LENDER AND BORROWER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF LENDER OR BORROWER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.
WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the San Mateo County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in San Mateo County, California; and the parties hereby submit to the jurisdiction of such court. The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the San Mateo County, California Superior Court for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and order applicable to judicial proceedings in the same manner as a trial court judge. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to the California Code of Civil Procedure § 644(a). Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.
          8.11 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which when taken together shall constitute but one and the same instrument.
          8.12 No Usury. Regardless of any other provision of this Agreement, the Note or in any other Loan Document, if for any reason the effective interest should exceed the maximum lawful interest, the effective interest shall be deemed reduced to, and shall be, such maximum lawful interest, and (a) the amount which would be excessive interest shall be deemed applied to the reduction of the principal balance of the Note and not to the payment of interest, and (b) if the Loan evidenced by the Note have been or is thereby paid in full, the excess shall be returned to the party paying same, such application to the principal balance of the Note or the refunding of excess to be a complete settlement and acquittance thereof.
          8.13 Cross-References. References to Sections and Schedules herein shall be construed as referring to the Sections and Schedules of this Agreement, unless otherwise stated.
[Remainder of Page Intentionally Left Blank]

     In Witness Whereof, the parties hereto have caused this Loan Agreement to be duly executed as of the day and year first above written.

LENDER:

LEO PHARMA A/S

By:	/s/ Gitte P. Aabo
Name:	Gitte P. Aabo
Title:	President and Chief Executive Officer

By:	/s/ John Mehlbye
Name:	John Mehlbye
Title:	Executive Vice-President, Plants & Manufacturing
[Signature Page to Loan Agreement]

BORROWER:

PEPLIN, INC.

By:	/s/ Thomas Wiggans
Name:	Thomas Wiggans
Title:	Chief Executive Officer

[Signature Page to Loan Agreement]

Exhibit A
Wire Instructions
Acct Name: Peplin Ltd <USD a/c>
Bank: Commonwealth Bank, 48 Martin Place Sydney, Australia
SWIFT code: CTBAAU2S
Acct No.: 100617627USD1156

A-1

Exhibit B
Form of Unsecured Promissory Note
THIS INSTRUMENT AND THE INDEBTEDNESS, RIGHTS AND OBLIGATIONS EVIDENCED HEREBY AND ANY LIENS OR OTHER SECURITY INTERESTS SECURING SUCH RIGHTS AND OBLIGATIONS ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT (AS AMENDED, RESTATED, SUPPLEMENTED OR MODIFIED FROM TIME TO TIME, THE “SUBORDINATION AGREEMENT”) DATED AS OF SEPTEMBER 2, 2009, BY AND AMONG THE SUBORDINATED CREDITORS IDENTIFIED THEREIN AND GENERAL ELECTRIC CAPITAL CORPORATION (“GECC”) IN ITS CAPACITY AS AGENT FOR CERTAIN LENDERS (TOGETHER WITH ITS SUCCESSORS AND ASSIGNS, “SENIOR CREDITOR AGENT”), TO CERTAIN INDEBTEDNESS, RIGHTS, AND OBLIGATIONS OF PEPLIN LIMITED (ACN 090 819 275), PEPLIN, INC. AND THE GUARANTORS PARTY THERETO, TO SENIOR CREDITOR AGENT AND SENIOR CREDITOR (AS DEFINED THEREIN) AND LIENS AND SECURITY INTERESTS OF SENIOR CREDITOR AGENT SECURING THE SAME ALL AS DESCRIBED IN THE SUBORDINATION AGREEMENT; AND EACH HOLDER AND TRANSFEREE OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES.
UNSECURED PROMISSORY NOTE
September 2, 2009
Emeryville, California
     For value received, the receipt and sufficiency of which are hereby acknowledged, Peplin, Inc., a Delaware corporation (“Borrower”), hereby promises to pay to the order of Leo Pharma A/S (“Lender”), the aggregate unpaid sum of all Advances made by the Lender to the Borrower, together with accrued interest thereon to be computed on each Advance from the date of its disbursement, pursuant to the terms and conditions of the Agreement (as defined below).
     1. Loan Agreement. This Unsecured Promissory Note (this “Note”) is the Note issued under, and entitled to the benefits of, the Loan Agreement by and between Borrower and Lender dated as of September 2, 2009 (said agreement, as the same may be amended, restated or

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supplemented from time to time, being herein called the “Agreement”), and the other Loan Documents, the terms and conditions of which are made a part hereof to the same extent and with the same effect as if fully set forth herein. This Note is entitled to the benefit of the rights provided in the Agreement. Capitalized terms not defined in this Note shall have the respective meanings assigned to them in the Agreement.
     2. Interest. Interest on the outstanding principal balance under this Note is payable at a rate per annum equal to the sum of (a) the applicable one-month London Inter-Bank Offering Rate (LIBOR) for the U.S. dollar as reported on the date of the applicable Advance Request in The Wall Street Journal (the “Interest Rate”), plus (b) the Applicable Margin; provided that at any time at which an Event of Default has occurred and is continuing, interest shall be payable at a rate per annum equal to 200 basis points over the Interest Rate (the “Default Rate”), in immediately available United States Dollars at the time and in the manner specified in the Agreement. The outstanding principal and interest under this Note shall be immediately due and payable on the Maturity Date. Payments received by Lender shall be applied first to the payment of accrued, but unpaid interest on this Note and then to the reduction of the unpaid principal balance of this Note.
     3. Recordation. The Lender is authorized to endorse the amount and the date on which each Advance is made, the maturity date therefore and each payment of principal with respect thereto on Schedule A hereto and made a part hereof, or on continuations thereof which shall be attached hereto and made a part hereof; provided, that, any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect any obligation of the Borrower under the Agreement and this Note.
     4. Waiver. To the fullest extent permitted by applicable law and except as specifically required in the Agreement, Borrower waives: (a) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all of the Obligations, the Loan Documents or this Note; and (b) all rights to notice and a hearing prior to Lender’s taking possession or control of, or to Lender’s replevy, attachment or levy upon, or any bond or security that might be required by any court prior to allowing Lender to exercise any of its remedies.
     5. Surrender. Lender agrees to surrender this note to the Borrower for cancellation following repayment of all principal and accrued interest outstanding under this Note.
     6. Governing Law. This Note and the obligations of Borrower and the rights of Lender shall be governed by and construed in accordance with the internal substantive laws of the State of California without giving effect to the conflicts of laws rules thereof.
[Remainder of Page Intentionally Left Blank]

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     In Witness Whereof, the parties hereto have caused this Unsecured Promissory Note to be duly executed as of the day and year first above written.

PEPLIN, INC.

By:
Name:	Thomas Wiggans
Title:	Chief Executive Officer

[Signature Page to Unsecured Promissory Note]

Schedule A to Note
ADVANCES AND REPAYMENT OF ADVANCES

	(2)	(3)	(4)
	Amount	Maturity	Repayment	(5)
(1)	of	Date of	of	Notation
Date	Advance	Advance	Advance	Made By